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                                                                    EXHIBIT 23.5

[FRONT LINE LETTERHEAD]

October 5, 2000

To Whom it May Concern:

Front Line Management Consulting, Inc., authorizes AeroGen, Inc. to use any information from Front Line's 1997 Respiratory Diseases and Therapeutics market research report for AeroGen's S-1 form, Number 333-44470.

/s/ TROY M. FRANEY
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Authorized Signature
Director, Business Development--Marketing
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